                                  SCHEDULE 14C
                                 (RULE 14c-101)

                 INFORMATION REQUIRED IN INFORMATION STATEMENT
                           SCHEDULE 14(C) INFORMATION

       INFORMATION STATEMENT PURSUANT TO SECTION 14(c) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )
--------------------------------------------------------------------------------

Check the appropriate box:
[ ]  Preliminary Information Statement
[X]  Definitive Information Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

                     Fresenius Medical Care Holdings, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14c-5(g)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

          ----------------------------------------------------------------------

     (4)  Date Filed:

          ----------------------------------------------------------------------

                     FRESENIUS MEDICAL CARE HOLDINGS, INC.
                             ---------------------

              NOTICE OF ACTION BY WRITTEN CONSENT OF SHAREHOLDERS

                             EFFECTIVE MAY 24, 2002

To the Shareholders:

     Notice is hereby given that the holders of a majority of the voting shares of Fresenius Medical Care Holdings, Inc., a New York corporation (the "Company") have acted by written consent (in lieu of an annual meeting of shareholders), with regard to the election of three directors of the Company, all of whom shall hold office until the next Annual Meeting of Shareholders (or action by majority written consent of shareholders in lieu thereof ) (the "Shareholder Actions"). The Shareholder Actions shall be effective as of May 24, 2002.

     All shareholders of record at the close of business on April 22, 2002 are entitled to notice of the Shareholder Actions.

     The Company's audited financial statements for the year ended December 31, 2001, together with certain other information concerning the Company, are included in the Company's Annual Report on Form 10-K which is enclosed herewith.

     WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

                                          By order of the Board of Directors,

                                          RONALD J. KUERBITZ
                                          Senior Vice President, Secretary and
                                          General Counsel

Lexington, Massachusetts
April 29, 2002

                               TABLE OF CONTENTS

                                                               PAGE
                                                               ----
Introduction................................................     3
Shareholder Action 1-- Election of Directors................     4
Executive Compensation......................................     5
Report of The Board of Directors Regarding Executive
  Compensation..............................................    11
Security Ownership of Certain Beneficial Owners and
  Management................................................    12
Certain Relationships and Related Transactions..............    13
Report of The Board of Directors Regarding Audit Issues.....    17
Other Matters...............................................    18

                             INFORMATION STATEMENT

                                  INTRODUCTION

     This Information Statement, dated April 29, 2002, is furnished in connection with the written consent actions (the "Shareholder Actions") taken by holders of a majority of the voting shares of Fresenius Medical Care Holdings, Inc. (the "Company"; as used herein the term the "Company" shall also include, as required by the context, its subsidiaries).

     WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

     This Information Statement was mailed to shareholders on or about April 29, 2002.

     The complete mailing address of the Company's principal executive office is 95 Hayden Avenue, Lexington, Massachusetts 02420-9192 (telephone (781) 402-9000).

     Only shareholders of record at the close of business on April 22, 2002 are entitled to notice of the Shareholder Actions. At that record date, the following voting shares of the Company were outstanding:

                                                                SHARES      VOTES PER
CLASS                                                         OUTSTANDING     SHARE
-----                                                         -----------   ---------
6% Preferred Stock..........................................      36,460       160
Class A Preferred Stock.....................................      16,176        16
Class B Preferred Stock.....................................      21,483        16
Class D Special Dividend Preferred Stock....................  89,062,316       0.1
Common Stock................................................  90,000,000         1

     The Shareholder Actions (described in further detail herein) were approved by holders of a majority of the voting shares of the Company on April 23, 2002, and shall be effective as of May 24, 2002.

     The Annual Report on Form 10-K of the Company for the year ended December 31, 2001 (the "Annual Report"), including the Company's audited consolidated financial statements for the year ended December 31, 2001, is being mailed to the Company's shareholders with this Information Statement. The Annual Report is not to be regarded as proxy soliciting material or as a communication by means of which a solicitation of proxies is to be made.

                              SHAREHOLDER ACTION 1

                             ELECTION OF DIRECTORS

     The terms of all of the directors will expire in 2002. Pursuant to the Shareholder Actions, the following three directors were elected to hold office until the 2003 annual meeting (or action by majority written consent in lieu thereof) and until their successors shall have been duly elected and qualified:

NAME                                    AGE         POSITION WITH THE COMPANY
----                                    ---         -------------------------
Ronald Kuerbitz.......................  42    Senior Vice President, Secretary and
                                              General Counsel
Ben Lipps.............................  61    Chairman of the Board, President and
                                              Chief Executive Officer
Jerry Schneider.......................  54    Director, Vice President, Chief
                                              Financial Officer and Treasurer

     Ronald Kuerbitz has been Senior Vice President, Secretary and General Counsel since October 1999. Mr. Kuerbitz had previously served as Vice President for Corporate Development for the Company since March 1997.

     Ben Lipps has been President, Chief Executive Officer and a Director of the Company since 1996. Mr. Lipps has been Chairman of the Board since May 1, 1999. Mr. Lipps has served as a member of the Managing Board of Fresenius Medical Care AG ("Fresenius Medical Care") since February 1996 and was appointed Chairman of the Managing Board effective May 1, 1999.

     Mr. Schneider has been a Vice President, the Chief Financial Officer and Treasurer of the Company since August 1997 and was appointed a Director of the Company in August 1999. From January 1995 to July 1997 Mr. Schneider was the Chief Financial Officer of Grancare, Inc., a provider of long term nursing, rehabilitation and pharmacy services.

THE BOARD OF DIRECTORS

     The Company's Board of Directors is responsible for the affairs of the Company.

     During 2001, the Board acted by unanimous written consent of its members on seventeen occasions. Mr. Lipps has served on the Board since 1996. Mr. Schneider has served on the Board since August 1999. Mr. Kuerbitz will replace Mr. Markus as a Board member effective May 24, 2002. The Company has no standing Compensation Committee, Audit Committee or Nominating Committee.

EXECUTIVE OFFICERS

     The current executive officers of the Company are as follows:

NAME                                    AGE         POSITION WITH THE COMPANY
----                                    ---         -------------------------
Ben Lipps.............................  61    Chairman of the Board, President and
                                              Chief Executive Officer
Ronald Kuerbitz.......................  42    Senior Vice President, Secretary and
                                              General Counsel
J. Michael Lazarus, M.D...............  64    Senior Vice President of Clinical
                                              Quality and Medical Director
John Markus...........................  50    Senior Vice President for Compliance
                                              and Administration
Dwight Morgan.........................  45    Chief Operating Officer for Dialysis
                                              Services Division
Robert Powell, Jr.....................  46    Senior Vice President for Products,
                                              Laboratory Services and Information
                                              Technology
Jerry Schneider.......................  54    Vice President, Chief Financial
                                              Officer and Treasurer

     Each corporate officer was elected to hold office until he resigns or is removed by the Board of Directors.

     For a biography of Messrs. Kuerbitz, Lipps and Schneider, see "Election of Directors" above.

     J. Michael Lazarus, M.D. has been the Senior Vice President of Clinical Quality and Medical Director of the Company since 1996. Dr. Lazarus is board certified in internal medicine and nephrology and is currently an Associate Professor of Medicine at Harvard Medical School. Dr. Lazarus is also a director of Novavax, Inc., a bio-pharmaceutical company focused on the research and development of proprietary topical and oral drug delivery and encapsulation technologies and the applications of those technologies.

     John Markus has been Senior Vice President for Compliance and Administration since September 2000, and served as Senior Vice President of Business Practices and Corporate Compliance between June 1999 and September 2000. Mr. Markus was appointed a Director of the Company in March 2001, and will serve in such capacity until May 24, 2002. From May 1998 through June 1999, Mr. Markus served as a Vice President for Oxford Health Plans, Inc., a Connecticut-based health insurance company. During the period between November 1996 and May 1998, Mr. Markus practiced law at Greenberg, Traurig, LLP in Washington, DC.

     Dwight Morgan has served as Chief Operating Officer for the Company's Dialysis Services Division since December 2000. From May 1999 through December 2000 he served as President of the South Business Unit of Company's Dialysis Services Division, and from January 1998 through May 1999 he served as a Regional Vice President for the South Business Unit. Mr. Morgan served as Vice President of Administration for the Company's Dialysis Services division from August 1997 through January 1998, and served as Director of Operations of Company's Dialysis Services division from January 1997 through August 1997.

     Robert Powell, Jr. has served as Senior Vice President for Products, Laboratory Services and Information Technology since January 2002. Mr. Powell had previously served as President of the Company's Dialysis Products Division beginning in December 2000. From December 1998 through November 2000, Mr. Powell served as President of Sales, Marketing and Service for the Company's Dialysis Products Division and from August 1997 through November 1998 he served as Company's President of Renal Product Technologies. From January 1997 through July 1997, Mr. Powell served as Vice President of Quality and Regulatory Affairs for the Company's Dialysis Products Division.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION

     The following table summarizes the total compensation paid or to be paid by the Company and its subsidiaries for services rendered during 1999, 2000 and 2001 to Ben Lipps, Chief Executive Officer of the Company, and to J. Michael Lazarus, M.D., Jerry Schneider, Ronald Kuerbitz and John Markus, the four most highly compensated executive officers of the Company or its subsidiaries other than the Chief Executive Officer (collectively, the "Specified Executives"):

                           SUMMARY COMPENSATION TABLE

                                                                                             LONG-TERM
                                                                                           COMPENSATION
                                                                                       ---------------------
                                                     ANNUAL COMPENSATION                 AWARDS     PAYOUTS
                                         -------------------------------------------   ----------   --------
                                                                           OTHER       SECURITIES     LTIP      ALL OTHER
                                                                        COMPENSATION   UNDERLYING   PAYOUTS    COMPENSATION
NAME AND PRINCIPAL POSITION              YEAR   SALARY($)   BONUS($)        ($)        OPTIONS(#)     ($)          ($)
---------------------------              ----   ---------   ---------   ------------   ----------   --------   ------------
Ben Lipps(1)...........................  2001    855,000                                                         32,707(6)
  President, Chief Executive Officer     2000    855,000                                                         30,469(6)
  and Director                           1999    855,000    389,025(9)      3,680(4)    100,000(3)               31,208(6)
J. Michael Lazarus, M.D................  2001    529,152                                  6,000(10)               4,591(2)
  Senior Vice President of Clinical      2000    500,851    164,327(7)                   37,600(3)                  341(2)
  Quality and Medical Director           1999    474,148    191,000(9)                                            4,864(2)

                                                                                             LONG-TERM
                                                                                           COMPENSATION
                                                                                       ---------------------
                                                     ANNUAL COMPENSATION                 AWARDS     PAYOUTS
                                         -------------------------------------------   ----------   --------
                                                                           OTHER       SECURITIES     LTIP      ALL OTHER
                                                                        COMPENSATION   UNDERLYING   PAYOUTS    COMPENSATION
NAME AND PRINCIPAL POSITION              YEAR   SALARY($)   BONUS($)        ($)        OPTIONS(#)     ($)          ($)
---------------------------              ----   ---------   ---------   ------------   ----------   --------   ------------
Jerry Schneider........................  2001    405,939                    1,057(12)    10,000(10)               4,591(2)
  Vice President, Chief Financial        2000    381,000    158,000(7)      1,632(13)    32,400(3)                4,591(2)
    Officer and Treasurer                1999    355,399    150,000(9)     27,474(5)      5,000(3)                4,864(2)
Ronald Kuerbitz........................  2001    324,450                                 12,000(10)               4,591(2)
  Senior Vice President, Secretary and   2000    307,500    130,000(7)                   28,100(3)                4,591(2)
  General Counsel                        1999    258,043    114,000(9)                                            4,432(2)
John Markus............................  2001    330,250                   83,620(8)     27,000(11)               4,680(2)
  Director and Senior Vice President     2000    279,583    104,000(7)     85,729(8)     25,800(3)                1,957(2)
    for Compliance and Administration    1999    152,615     90,000(9)                                              216(2)

---------------

 (1) During 1999, 2000 and 2001, Seratronics, Inc. ("Seratronics") paid $66,080, $5,117 and $0, respectively, of Mr. Lipps' salary. In each year during which such payments were made, Seratronics was fully reimbursed by Fresenius USA. Mr. Lipps receives additional compensation for his service as Chairman of the Management Board of Fresenius Medical Care AG, which is the controlling stockholder of the Company.

 (2) Represents the value of the group term life and disability insurance premiums paid by the Company and the Company's contributions to the respective officer's 401(k) plan. Dr. Lazarus did not participate in the Company's 401(k) plan in 2000. Under the terms of the Company 401(k) plan, Mr. Markus was not eligible for a Company contribution until June 2000.

 (3) Represents the number of options to purchase Fresenius Medical Care Preference Shares which were granted under the Fresenius Medical Care 1998 Stock Incentive Plan, as amended (the "1998 FMC Stock Plan").

 (4) Represents interest earned in excess of 120% of the applicable federal long-term rate on deferred compensation during 1999.

 (5) Represents (a) $24,463 with respect to 1999, which amount is attributable to the value of relocation expenses paid by the Company in connection with Mr. Schneider's relocation to Massachusetts, and (b) interest earned by Mr. Schneider in excess of 120% of the applicable federal long-term rate on deferred compensation during 1999.

 (6) These amounts include the value of (a) the Company's payment of group term life and disability insurance premiums, and (b) the Company's payment of premiums attributable to a supplemental life insurance policy and a supplemental disability insurance policy in the amount of $30,128, $30,128 and $32,366 for 1999, 2000 and 2001, respectively.

 (7) Represents incentive bonus payments made under the FMC Bonus Plan which relate to the achievement of 2000 Company and individual performance targets, but which were paid in 2001.

 (8) Represents a car allowance of $8,400 for 2000 and 2001, and reimbursement of residence-related expenses of $75,220 and $77,329 in 2001 and 2000, respectively.

 (9) Represents incentive bonus payments made under the FMC Bonus Plan which relate to the achievement of 1999 Company and individual performance targets, but which were paid in 2000.

(10) Represents the number of options to purchase Fresenius Medical Care Preference Shares which were granted under the Fresenius Medical Care 2001 International Stock Incentive Plan (the "2001 FMC Stock Plan").

(11) Represents 15,000 options granted under the 1998 FMC Stock Plan, and 12,000 options granted under the 2001 FMC Stock Plan.

(12) Represents interest earned in excess of 120% of the applicable federal long-term rate on deferred compensation during 2001.

(13) Represents interest earned in excess of 120% of the applicable federal long-term rate on deferred compensation during 2000.

STOCK OPTION GRANTS IN LAST FISCAL YEAR

     The Company does not currently have a stock option plan. However, executive officers and certain employees of the Company and its subsidiaries are eligible to participate in Fresenius Medical Care's 1996 FMC Stock Plan (the "1996 FMC Stock Plan"), its 1998 FMC Stock Plan and its 2001 FMC Stock Plan. See "Certain Relationships and Related Transactions -- Relationships and Transactions with Executive Officers -- Loans to Officers under the Stock Incentive Plans."

     The following table sets forth information concerning stock options to purchase Fresenius Medical Care's Preference Shares granted in 2001, including the potential realizable value of each grant assuming that the market value of the Fresenius Medical Care's Preference Shares appreciates from the date of grant to the expiration of the option at annualized rates of (a) 5% and (b) 10%, in each case compounded annually over the term of the option. These assumed rates of appreciation have been specified by the SEC for illustrative purposes only and are not intended to predict future prices of the Company's Fresenius Medical Care's Preference Shares, which will depend upon various factors, including market conditions and the Company's future performance and prospects. The options shown below became exercisable in three approximately equal annual installments beginning one year after the date of grant.

                                                2001 GRANTS
                           -----------------------------------------------------   POTENTIAL REALIZABLE VALUE
                           NUMBER OF     % OF TOTAL                                  AT ASSUMED ANNUAL RATES
                             SHARES       OPTIONS                                  OF STOCK PRICE APPRECIATION
                           UNDERLYING    GRANTED TO      EXERCISE                       FOR OPTIONS TERM
                            OPTIONS     EMPLOYEES IN      PRICE       EXPIRATION   ---------------------------
NAME                        GRANTED       2001(4)      ($/SHARE)(3)      DATE          5%             10%
----                       ----------   ------------   ------------   ----------   -----------   -------------
J. Michael Lazarus,
  M.D....................    6,000(1)       0.98          51.61        7/30/11      $194,760      $  493,500
Jerry Schneider..........   10,000(1)       1.64          51.61        7/30/11      $324,600      $  822,500
Ronald Kuerbitz..........   12,000(1)       1.97          51.61        7/30/11      $389,520      $  987,000
John Markus..............   12,000(1)       1.97          51.61        7/30/11      $389,520      $  987,000
John Markus..............   15,000(2)       2.46          48.61        2/20/11      $458,550      $1,162,050

---------------

(1) Options granted under the 2001 FMC Stock Plan, which were granted on July 30, 2001 and which vest over a four-year period

(2) Options granted under the 1998 FMC Stock Plan, which were granted on February 20, 2001 and which vest over a three-year period.

(3) Options granted under the 2001 FMC Stock Plan and the 1998 FMC Stock Plan were granted with an exercise price of 58.98 and 48.81 Euros per share, respectively. For the purposes of this table, the exercise prices have been converted to per-share U.S. dollar equivalents based on the currency conversion rate between Euros and U.S. Dollars as of each grant date. The rate on July 30, 2001 applicable to the 2001 FMC Stock Plan was 0.8750 U.S. Dollars per Euro, and the rate on February 20, 2001 applicable to the 1998 FMC Stock Plan was 0.9096 U.S. Dollars per Euro. (Source for rates: The Federal Reserve).

(4) The total number of options granted in 2001 was 608,936, which includes grants under both the 2001 FMC Stock Plan and the 1998 FMC Stock Plan.

                      AGGREGATED OPTION EXERCISES IN 2001
                      AND DECEMBER 31, 2001 OPTION VALUES

                                                          NUMBER OF SECURITIES      VALUE OF UNEXERCISED IN-
                              SHARES                     UNDERLYING UNEXERCISED         THE-MONEY OPTIONS
                            ACQUIRED ON      VALUE       OPTIONS AT 12-31-01(#)          AT 12-31-01($)
NAME                        EXERCISE(#)   REALIZED($)   EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
----                        -----------   -----------   -------------------------   -------------------------
Ben Lipps.................       0             0                 66,666/33,334          1,003,190/501,610
J. Michael Lazarus........       0             0                 48,367/31,067              11,209/22,059
Jerry Schneider...........       0             0           125,000 ADSs/0 ADSs                        0/0
                                                                 14,266/34,934              34,574/69,178
Ronald Kuerbitz...........       0             0                 43,800/30,733               8,243/16,485
John Markus...............       0             0                  8,600/44,200              25,828/67,364

PENSION ARRANGEMENTS

     The Company historically offered benefits under its Fresenius Medical Care North America Retirement Plan (the "FMC Retirement Plan") to most Company employees who worked 900 or more hours per year. In addition, all management and executive employees with an annual base pay of at least $75,000 who were covered by the FMC Retirement Plan were also automatic participants in the Company's Supplemental Executive Retirement Plan (the "SERP"), which essentially modified the FMC Retirement Plan by expanding the definition of compensation to include annual incentive bonus payments, and by eliminating the maximum limitation to the calculation of final average earnings. Effective March 9, 2001, the further accrual of benefits under both the FMC Retirement Plan and the SERP was discontinued for all previously covered employees except certain union employees, and the Plans were no longer available for new Company employees.

     The total annual pension benefit due upon retirement for each of the Specified Executives is as follows, assuming that each retired at age 65 with benefits payable on a straight life annuity basis:

     Ben Lipps -- $51,731
     Michael Lazarus -- $59,361
     Jerry Schneider -- $33,184
     Ronald Kuerbitz -- $30,066
     John Markus -- $14,830 (assuming continued employment through the vesting period of 12/31/03)

DIRECTORS' COMPENSATION AND CONSULTING ARRANGEMENTS

     The directors of the Company are not compensated for their services as such. For information with respect to compensation paid by the Company and its subsidiaries to Messrs. Lipps, Markus and Schneider, see the Summary Compensation Table above.

EMPLOYMENT AGREEMENTS

     Mr. Lipps has served as Chairman of the Managing Board of Fresenius Medical Care (the "Managing Board") since May 1, 1999 and had served as Vice Chairman of the Managing Board since January 1999, and has been a member of the Managing Board since 1996. As Chairman of the Managing Board, Mr. Lipps is responsible for managing the worldwide business of Fresenius Medical Care and its affiliated companies. In addition, Mr. Lipps also serves as Chairman of the Board, President and Chief Executive Officer of the Company. In connection with Mr. Lipps' services to the Company, pursuant to an Employment Contract between Mr. Lipps and Fresenius Medical Care which became effective January 1, 1999 (the "Employment Contract"), Mr. Lipps receives an annual base salary, payable by or on behalf of the Company, of $855,000, subject to annual increases based on performance, and is eligible to participate in Fresenius Medical Care's management bonus plan (the "FMC Bonus Plan") based on the attainment of certain earnings-after-taxes targets set annually by Fresenius Medical Care and reviewed by the Company's Board of Directors. Under the

FMC Bonus Plan, Mr. Lipps can earn a bonus of up to one hundred percent of his base salary. Mr. Lipps is also eligible to receive stock options under the 2001 FMC Stock Plan. See "Report of the Board of Directors Regarding Executive Compensation -- Compensation of the Chief Executive Officer," and see also "Certain Relationships and Related Transactions -- Loans to Chief Executive Officer."

     Pursuant to the terms of an Employment Agreement between the Company and Dr. Lazarus, dated as of March 15, 2000, Dr. Lazarus was paid an initial annual base salary of $505,620, subject to annual increases based on satisfactory job performance, and is eligible to participate in the FMC Bonus Plan. Under the FMC Bonus Plan, Dr. Lazarus can earn, subject to the Company's attainment of specified individual and company financial objectives, a bonus of forty percent of his annual base salary with a maximum bonus of one hundred percent of his annual base salary. In addition, Dr. Lazarus is paid a monthly car allowance of $700 and is entitled to reimbursement for expenses associated with financial planning assistance and/or individual income tax preparation up to a total of $2,000 each year. The term of the agreement expires on March 15, 2003 unless terminated earlier as provided for in the agreement. In the event Dr. Lazarus's employment agreement is terminated for any reason other than by the Company for cause, or if Dr. Lazarus terminates his employment agreement for cause, Dr. Lazarus is entitled a lump sum payment equal to his base salary for the period equal to the greater of (a) the then remaining term of the agreement or (b) 18 months, and a pro-rated portion of his annual incentive bonus based on his termination date. The terms of the agreement impose a non-compete obligation on Dr. Lazarus during the one-year period after he ends his employment with the Company or stops receiving any salary continuation under the agreement. The foregoing description of Dr. Lazarus's employment agreement does not purport to be complete and is qualified in its entirety by reference to such agreement, a copy of which was filed with the SEC as an exhibit to the Company's Quarterly Report on Form 10-Q for the period ended March 31, 2000.

     Pursuant to the terms of an Employment Agreement between the Company and Mr. Schneider, dated as of March 15, 2000, Mr. Schneider was paid an initial annual base salary of $372,600, subject to annual increases based on satisfactory job performance, and is eligible to participate in the FMC Bonus Plan. Under the FMC Bonus Plan, Mr. Schneider can earn, subject to the Company's attainment of specified individual and company financial objectives, a bonus of forty percent of his annual base salary with a maximum bonus of one hundred percent of his annual base salary. In addition, Mr. Schneider is paid a monthly car allowance of $700 and is entitled to reimbursement for expenses associated with financial planning assistance and/or individual income tax preparation up to a total of $2,000 each year. The term of the agreement expires on March 15, 2003 unless terminated earlier as provided for in the agreement. In the event Mr. Schneider's employment agreement is terminated for any reason other than by the Company for cause, or if Mr. Schneider terminates his employment agreement for cause, Mr. Schneider is entitled to his base salary and a continuation of his benefits for a period equal to the greater of (a) the then remaining term of the agreement or (b) 18 months, and a pro-rated portion of his annual incentive bonus based on his termination date. The terms of the agreement impose a non-compete obligation on Mr. Schneider during the one-year period after he ends his employment with the Company or stops receiving any salary continuation under the agreement. The foregoing description of Mr. Schneider's employment agreement does not purport to be complete and is qualified in its entirety by reference to such agreement, a copy of which was filed with the SEC as an exhibit to the Company's Quarterly Report on Form 10-Q for the period ended March 31, 2000.

     Pursuant to the terms of an Employment Agreement between the Company and Mr. Kuerbitz, dated as of March 15, 2000, Mr. Kuerbitz was paid an initial annual base salary of $300,000, subject to annual increases based on satisfactory job performance, and is eligible to participate in the FMC Bonus Plan. Under the FMC Bonus Plan, Mr. Kuerbitz can earn, subject to the Company's attainment of specified individual and company financial objectives, a bonus of forty percent of his annual base salary with a maximum bonus of eighty percent of his annual base salary. In addition, Mr. Kuerbitz is paid a monthly car allowance of $700 and is entitled to reimbursement for expenses associated with financial planning assistance and/or individual income tax preparation up to a total of $2,000 each year. The term of the agreement expires on March 15, 2003 unless terminated earlier as provided for in the agreement. In the event Mr. Kuerbitz's employment agreement is terminated for any reason other than by the Company for cause, or if Mr. Kuerbitz terminates his employment agreement for cause, Mr. Kuerbitz is entitled to his base salary and a continuation of his benefits for a period equal to the greater of (a) the then remaining term of the agreement or (b) 18 months and a pro-rated portion of his annual incentive bonus based on his termination date. The terms of the agreement impose a non-compete obligation on Mr. Kuerbitz during the one-year period after he ends his employment with the Company or stops receiving any salary continuation under the agreement. The foregoing description of Mr. Kuerbitz's employment agreement does not purport to be complete and is qualified in its entirety by reference to such agreement, a copy of which was filed with the SEC as an exhibit to the Company's Quarterly Report on Form 10-Q for the period ended March 31, 2000.

     Pursuant to the terms of any Employment Agreement between the Company and Mr. Markus, dated as of June 1, 2000, Mr. Markus was paid an initial annual base salary of $285,000, subject to annual increases based on satisfactory job performance, and is eligible to participate in the FMC Bonus Plan. Under the FMC Bonus Plan, Mr. Markus can earn, subject to the Company's attainment of specified individual and company financial objective, a bonus of forty percent of his annual base salary with a maximum bonus of eighty percent of his annual base salary. In addition, Mr. Markus is paid a monthly car allowance of $700 and is entitled to reimbursement for expenses associated with financial planning assistance and/or individual income tax preparation up to a total of $2,000 each year. The term of the agreement expires on May 31, 2002 unless terminated earlier as provided for in the agreement. In the event Mr. Markus' employment agreement is terminated for any reason other than by the Company for cause, or if Mr. Markus terminates his employment agreement for cause, Mr. Markus in entitled to his base salary and a continuation of his benefits for a period equal to the greater of (a) the then remaining term of the agreement or (b) 12 months, and a pro-rated portion of his annual incentive bonus based on his termination date. The terms of the agreement impose a non-compete obligation on Mr. Markus during the one-year period after he ends his employment with the Company or stops receiving any salary continuation under the agreement. The foregoing description of Mr. Markus' employment agreement does not purport to be complete and is qualified in its entirety by reference to such agreement, a copy of which was filed with the SEC as an exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Company has no standing Compensation Committee. During the fiscal year ended December 31, 2001, deliberations concerning executive officer non-stock option compensation were carried out by the Company's full Board of Directors. Options to purchase Fresenius Medical Care Preference Shares were granted to certain executive officers of the Company in 2001 by the Management Board of Fresenius Medical Care on the recommendation of the Company's full Board of Directors. All members of the Company's Board of Directors were employees of the Company during the fiscal year ended December 31, 2001. Mr. Lipps is also Chairman of the Management Board of Fresenius Medical Care. For information regarding certain transactions between the Company or its subsidiaries on the one hand and Fresenius Medical Care or Fresenius AG on the other, see "Certain Relationships and Related Transactions."

                        REPORT OF THE BOARD OF DIRECTORS
                        REGARDING EXECUTIVE COMPENSATION

OVERALL PHILOSOPHY

     The Company's overall executive compensation philosophy is based on the premise that compensation should be aligned with and support the Company's business strategy and long-term goals, and that it should give employees incentives to enhance stockholder value. The key elements of executive compensation are base salary, annual cash incentive (bonus) awards and/or annual incentive bonus stock options for non-voting preference shares of Fresenius Medical Care, the Company's parent corporation. Base salary is intended primarily to reward past performance; annual cash bonus and stock option incentives are intended primarily to reward achievement of specific performance goals during the year; and stock options are designed primarily to foster an identity of interest between the employee, the Company and the Company's shareholders.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     Mr. Lipps' compensation currently consists of a base salary, potential cash incentive (bonus) awards and potential option grants under the 2001 FMC Stock Plan. Mr. Lipps' base salary was set under the terms of his employment contract with Fresenius Medical Care, the parent corporation of the Company, and is subject to annual increase based on performance as discussed above. Mr. Lipps' year 2001 annual base compensation for his services as an officer of the Company was set at $855,000, reflecting his responsibilities for Fresenius Medical Care and its other subsidiaries and was based on competitive pay practices, his individual experience and breadth of knowledge and other subjective factors. Future increases to his base salary are expected to be determined primarily on the basis of his individual performance and contributions and involve the application of both quantifiable and subjective criteria. Mr. Lipps' bonus for 2000 was based on target levels established for operating results and subjective assessments of his contributions to the Company during 2000. Mr. Lipps abstained from all Board and the Fresenius Medical Care Management Board actions relating to his compensation.

COMPENSATION OF OTHER EXECUTIVE OFFICERS

     Mr. Lipps makes recommendations to the Board of Directors concerning the base salaries, annual cash and/or stock option incentive awards and stock option awards for the executive officers of the Company other than himself. Annual cash and/or stock option incentive awards are granted based on the achievement of financial targets and individual performance. The number of stock options to be granted to any particular executive is determined by the Management Board of Fresenius Medical Care and is based primarily on that person's perceived ability to help the Company achieve its goals as well as that person's base salary and potential bonus.

DEDUCTIBILITY OF EXECUTIVE COMPENSATION

     Section 162(m) of the Internal Revenue Code prohibits the Company from deducting annual compensation in excess of $1 million paid to executive officers named in the Summary Compensation Table of the Information Statement, unless such compensation is performance-based and satisfies certain other conditions. The Company intends to the extent practicable to qualify all payments of compensation under Section 162(m).

                                          Board of Directors

                                          Ben Lipps
                                          John Markus
                                          Jerry Schneider

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth as of April 8, 2002 certain information with respect to each person who is known by the Company to own beneficially more than 5% of each class of the voting securities of the Company, each director of the Company, each nominee for director of the Company, certain executive officers and all directors and officers of the Company as a group.

                                                                 SHARES
                                                              BENEFICIALLY   PERCENTAGE
NAME AND ADDRESS OF BENEFICIAL OWNERS                            OWNED        OF CLASS
-------------------------------------                         ------------   ----------
COMMON STOCK:

Fresenius Medical Care AG(1)................................   90,000,000      100.0%
  Else-Kroner-Strasse 1
  61352 Bad Homburg v.d.H
  Germany
All directors and executive officers as a group.............            0          0

6% PREFERRED STOCK:

(no applicable information)

CLASS A PREFERRED STOCK:

Namanco & Co................................................        2,803       17.3%
  P.O. Box 426
  Exchange Place Station
  69 Montgomery Street
  Jersey City, New Jersey 07303
All directors and executive officers as a group.............            0          0

CLASS B PREFERRED STOCK:

Namanco & Co................................................        5,143       23.9%
  P.O. Box 426
  Exchange Place Station
  69 Montgomery Street
  Jersey City, New Jersey 07303
All directors and executive officers as a group.............            0          0

CLASS D SPECIAL DIVIDEND PREFERRED STOCK:

Aspen Advisors LLC / Nikos Hecht (3)........................   26,417,200      29.66%
Roz Levine c/o Aspen Advisors LLC
  152 West 57th Street, 46th Floor
  New York, NY 10019

Aspen Capital LLC / Aspen Partners (3)......................   22,504,400      24.15%
Roz Levine c/o Aspen Advisors LLC
  152 West 57th Street, 46th Floor
  New York, NY 10019
  Ben J. Lipps..............................................            1         (2)
All directors and executive officers as a group.............            1         (2)

---------------

(1) Fresenius AG owns 50.76% of the outstanding Fresenius Medical Care Ordinary Shares and none of the Fresenius Medical Care Preference Shares. The share capital of Fresenius AG consists of Fresenius AG non-par value Ordinary Shares and non-par value non-voting preference shares ("Fresenius AG Preference Shares"), both of which are issued only in bearer form. Accordingly, Fresenius AG has no way of independently determining who its shareholders are or how many shares any particular shareholder owns. However, under the German Stock Corporation and Securities Law, holders of voting securities of a German company listed on a stock exchange within the European Union are obligated to notify the company of certain levels of holdings.

 Fresenius AG has been informed that the Else Kroner-Fresenius-Stiftung (the "Foundation") owns 68% of the Fresenius AG Ordinary Shares. The Foundation serves to promote medical science, primarily in the fields of research and treatment of illnesses, including the development of apparatuses and preparations. The Foundation may promote only those research projects the results of which will be generally accessible to the public. The Foundation further serves to promote the education of physicians or of others concerned with the treatment and care of sick persons, primarily those working in the field of dialysis, as well as to promote the education of particularly gifted pupils and students. Fresenius AG has been informed that AW Beteiligungs GmbH owns 9% of the Fresenius AG Ordinary Shares. In addition Neunte Heralkes Beteiligungs-Gellschaft & Co.KG informed Fresenius AG that it owns 9.93% of the Fresenius AG Ordinary Shares.

(2) The Class D Preferred Stock owned by Mr. Lipps represents less than 1% of the total number of outstanding Class D Preferred Stock. Mr. Lipps also owns 10,100 ADSs representing Fresenius Medical Care Ordinary Shares and 5,000 ADSs representing Fresenius Medical Care Preference Shares.

(3) According to a Schedule 13D filed with the Securities and Exchange Commission on March 11, 2002, Aspen Advisors LLC and Nikos Hecht jointly own 29.66% of this class of shares, and Aspen Capital LLC and Aspen Partners jointly own 24.15% of this class of shares.

OWNERSHIP AND TRANSACTIONS REPORTS

     Under Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Company's directors, and executive officers, and beneficial owners of more than 10% of the outstanding shares of a class of the Company's equity securities registered under the Exchange Act are required to file reports with the SEC concerning their ownership of and transactions in the shares of such class; such persons are also required to furnish the Company with copies of such reports. Based solely upon the reports and related information furnished to the Company, the Company believes that all such filing requirements were complied with in a timely manner during and with respect to 2001.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company was formed as a result of a series of transactions (the "Merger"), pursuant to an Agreement and Plan of Reorganization dated as of February 4, 1996, as amended, among the Company, Fresenius Aktiengesellschaft ("Fresenius AG") and Fresenius USA, Inc. ("Fresenius USA"). As a result of the Merger, Fresenius Medical Care acquired all of the Common Stock of the Company. Accordingly, the Company has entered into certain relationships and related transactions with Fresenius Medical Care and Fresenius AG.

INVESTMENTS BY FRESENIUS MEDICAL CARE

     Fresenius Medical Care is the beneficial owner of all 90,000,000 outstanding shares of the Company's Common Stock. Fresenius Medical Care owns no shares of the Company's Preferred Stock.

     The practical effect of its ownership of all outstanding shares of the Company's Common Stock is to give Fresenius Medical Care an absolute majority of the voting power attributable to the Company's voting securities with respect to all matters in which the classes vote together. Accordingly, Fresenius Medical Care possesses the ability, through its voting power and its power to elect a majority of the Company's directors, to approve any actions requiring the vote of the Company's shareholders, other than matters which materially affect the rights of the holders of a particular class.

GUARANTEES OF THE COMPANY

     The Company has executed a Subsidiary Guarantee in connection with certain Senior Subordinated Indentures dated as of February 19, 1998 (together, the "1998 Indentures") under which a Fresenius Medical Care subsidiary was the issuer. The 1998 Indentures were executed in connection with the offering of (a)

$450 million principal amount of 7 7/8% USD Trust Preferred Securities of Fresenius Medical Care Capital Trust II and (b) DM 300 million aggregate principal amount of 7 3/8% DM Trust Preferred Securities of Fresenius Medical Care Capital Trust III, which are statutory business trusts formed under the laws of the State of Delaware. The proceeds of the offering of the 7 7/8% and 7 3/8% Trust Preferred Securities were used to purchase, respectively, 7 7/8% and 7 3/8% Subordinated Notes of a Fresenius Medical Care subsidiary and thereafter to repay certain outstanding indebtedness, including an approximately $250 million permanent reduction of the credit facility entered into by NMC and a syndicate of banks in connection with the Merger (the "Credit Agreement"), and for general corporate purposes.

     The Company has also executed a Subsidiary Guarantee in connection with Senior Subordinated Indentures dated as of June 6, 2001 and June 15, 2001 (the "2001 Indentures"), under which a Fresenius Medical Care subsidiary was the Issuer. The Indentures were executed in connection with the offering of $225,000,000 aggregate principal amount of 7 7/8% Trust Preferred Securities of Fresenius Medical Care Capital Trust IV, and E300,000,000 aggregate principal amount of 7 3/8% Trust Preferred Securities of Fresenius Medical Care Capital Trust V, each a statutory business trust formed under the laws of the State of Delaware. The proceeds from the offering of these Trust Preferred Securities were used to purchase Subordinated Notes of a Fresenius Medical Care subsidiary, and thereafter to repay indebtedness under the Credit Agreement, to repay approximately E140 million indebtedness to Fresenius AG, and for general corporate purposes.

MATERIAL CONTRACTS BETWEEN FRESENIUS AG AND THE COMPANY AND FRESENIUS MEDICAL CARE AND THE COMPANY

     The following summarizes the material contracts and transactions between the Company, Fresenius AG and Fresenius Medical Care during year ended December 31, 2001.

     Technology. Pursuant to a technology license and know-how agreement, dated April 22, 1994 (the "License Agreement"), Fresenius AG granted Fresenius USA an exclusive North American license for the technology, processes and know-how for the manufacture of polysulfone dialyzers, and Fresenius USA agreed to pay Fresenius AG royalties of 4.5% on Fresenius USA's net sales of dialyzers produced by it for a 10-year period beginning January 1, 1996. Fresenius USA also obtained the contractual right to Fresenius AG's know-how relating to certain peritoneal dialysis products incorporating the Safe-Lock(R) technology in the U.S., Canada and Mexico. The License Agreement was assumed by Fresenius Medical Care in connection with the Merger. Pursuant to a modification of the License Agreement, the rights and obligations of Fresenius USA and Fresenius Medical Care were assumed as of January 1, 1999 by, respectively, the Company and Fresenius Medical Care Deutschland GmbH ("FMC GmbH"), an affiliate of Fresenius Medical Care. Pursuant to this modification, the Company is required to pay FMC GmbH a fixed royalty payment of $750,000 per quarter.

     Products. During 2001, 2000 and 1999, the Company purchased $34.2, $35.7 and $45.8, respectively, of hemodialysis equipment and supplies from Fresenius AG and/or its subsidiaries. Such products were initially purchased pursuant to a distribution agreement entered into in 1991 and under which Fresenius USA acted as sole North American distributor for Fresenius AG products for treatment of ESRD by hemodialysis. Prices charged under that agreement were negotiated each year by the parties based on Fresenius AG's estimated costs and desired profit margins, taking into account the competitive environment in the U.S. market, and did not exceed the average of the prices charged to Fresenius AG's other affiliated distributors. By its terms, this distribution agreement terminates on the earlier of December 31, 2011 or the date Fresenius AG loses the power to elect 51% of the Fresenius USA Board of Directors. Fresenius AG assigned this distribution agreement to Fresenius Medical Care in connection with the Merger. Also during 2001, 2000 and 1999, the Company sold products to Fresenius AG and certain of its subsidiaries having aggregate sales prices of approximately $3.4, $2.2 million and $5.6 million, respectively.

     Intercompany Loans. Pursuant to a Subordinated Loan Note dated as of May 18, 1999 (the "May 1999 Note") NMC, a subsidiary of the Company, and certain of NMC's subsidiaries, may borrow up to $400 million from Fresenius AG. At December 31, 2001, outstanding loans totaled $189.5 million. The principal amount of each advance under the May 1999 Note is due, as agreed by the parties, on the date that is one, two or three months after the date of such advance. The principal amount of each advance under the May

1999 Note bears interest at a fluctuating rate per annum equal to the Eurocurrency Rate (as defined and calculated in the Credit Agreement discussed above, a copy of which has been filed by the Company with the Securities and Exchange Commission) plus a margin. The Company may borrow under the May 1999 Note until September 30, 2003.

     Pursuant to a Promissory Note dated February 19, 1999, as amended, the Company borrowed approximately $17.5 million from Fresenius Medical Care, which is due and payable February 20, 2002 at an annual interest rate of 5.995%.

     Pursuant to a Loan Agreement dated February 19, 1998, the Company borrowed approximately $435.5 million from FMC Trust Finance S.a.r.l. ("FMC Finance"), an affiliate of Fresenius Medical Care (the "February 1998 Loan"). The outstanding principal amount of the February 1998 Loan is due and payable on February 1, 2008. Interest on the outstanding principal amount of the February 1998 Loan accrues interest at a rate of 8.43% per annum and is payable on a quarterly basis.

     The Company borrowed approximately $218.7 million from FMC Finance in June 2001 (the "June 2001 Loan"). Interest on the outstanding principal amount of the June 2001 Loan accrues at a rate of 8.255% per annum and is payable on a quarterly basis. The June 2001 Loan is payable in full on demand.

     Pursuant to a Loan Agreement dated November 27, 1996, the Company borrowed approximately $351 million from FMC Finance (the "November 1996 Loan"). The outstanding principal amount of the November 1996 Loan is due and payable on December 1, 2006 subject, however, to FMC Finance's right to accelerate the maturity at any time after December 1, 2001. Interest on the outstanding principal amount of the November 1996 Loan accrues interest at a rate of 9.25% per annum and is payable on a quarterly basis.

     Pursuant to various Loan Agreements dated as of March and April 2000, the Company borrowed an aggregate amount of approximately $83.7 million from Franconia Acquisition LLC, an affiliate of Fresenius Medical Care. The outstanding principal amount, plus accrued interest calculated based on a fluctuating rate equal to the one-month LIBOR rate plus 25 basis points, is due and payable on demand. The Company may also prepay these loans at any time without premium or penalty.

     Foreign Exchange Contracts. Pursuant to a series of Foreign Exchange Contracts between subsidiaries of the Company and Fresenius Medical Care, the Company has an obligation to sell approximately $622.1 million in U.S. Dollars to Fresenius Medical Care in exchange for Euros at an average rate of 0.9067 Euros per U.S. Dollar, through the period ending December, 2003. The Company also has an obligation to sell approximately 8.4 million U.S. Dollars in exchange for Mexican Pesos at an average rate of 9.992 Pesos per U.S. Dollar thorugh December 2002. In addition, the Company's Canadian subsidiary, whose functional currency is the Canadian Dollar ("CAD"), had outstanding contracts covering the purchase of 9.0 million U.S. Dollars at an average contract price of 1.5654 CAD per U.S. Dollar, for delivery through December 2002.

     Mandatorily Redeemable Preferred Securities. During 2000 and 2001, a wholly-owned subsidiary of the Company issued several series of preferred stock (the "Redeemable Preferred Securities"), each of which was subsequently transferred to Fresenius Medical Care for cash consideration as follows. During the fourth quarter of 2000, the subsidiary issued 1,000 shares of Series A Preferred Stock and 1,700 shares of Series C Preferred Stock that were then transferred to Fresenius Medical Care for proceeds of $113,500,000 and $192,000,000, respectively. During the second quarter of 2001, the subsidiary issued 870 shares of Series D Preferred Stock for proceeds of $97,500,000. During the third quarter of 2001, the subsidiary issued 1,300 shares of Series E Preferred Stock, 980 shares of Series F Preferred Stock and 300 shares of Series B Preferred Stock to Fresenius Medical Care for proceeds of $147,500,000, $109,000,000 and $34,000,000, respectively. All the Redeemable Preferred Securities are identical in substance except that, as to both dividends and liquidation, dissolution or winding-up of the issuer, the shares rank from first to last priority in the following order: A, B, C, D, E, F.

     The Redeemable Preferred Securities have a par value of $.01 per share. The holders of the securities are entitled to receive dividends in amount of dollars per share equal to approximately 8% of the share issuance price in the case of the Series A and Series C securities, and approximately 5% of the share issuance price in the case of the Series B, D, E and F securities. The dividends will be declared and paid in cash at least annually.

     Upon liquidation or dissolution or winding up of the issuer, the holders of the Redeemable Preferred Securities are entitled to an amount equal to the liquidation preference for each share of stock plus an amount equal to all accrued and unpaid dividends thereon through the date of distribution. The liquidation preference is the sum of the issuance price plus, for each year or portion thereof an amount equal to one-half of one percent of the issuance price, not to exceed 5%.

     Each Series of Redeemable Preferred Securities will be sold to the Company two years from the date of its issuance for an aggregate amount equal to approximately $501,773,000 and $245,000,000 plus any accrued and unpaid dividends. The Series A, B, C and F Redeemable Preferred Securities are deemed a Euro liability and the risk of foreign currency fluctuations are hedged through forward currency contracts.

     The holders of the Redeemable Preferred Securities have the same dividend participation rights as the holders of all other classes of capital stock of the issuer.

RELATIONSHIPS AND TRANSACTIONS WITH DIRECTORS AND EXECUTIVE OFFICERS

     The following are descriptions of certain relationships and transactions between the Company and its directors and executive officers (or members of their families) and/or businesses with which they are affiliated. See "Executive Compensation -- Directors' Compensation and Consulting Arrangements" for a discussion of certain other relationships and related transactions.

     Loans to Officers under Stock Incentive Plans. To comply with German corporate law requirements, award grants under the 1996 FMC Stock Plan, the 1998 FMC Stock Plan and the 2001 FMC Stock Plan are in the form of non-assignable and non-transferable convertible bonds ("Bonds") and a corresponding non-recourse employee loan from Fresenius Medical Care ("Employee Loans") secured solely by the Bonds with respect to which it was made. The Bonds have a Euro denominated face amount equal to the aggregate nominal (par) value of the Fresenius Medical Care Preference Shares into which the Bonds are convertible (in the form of Preference Shares under the 1998 FMC Stock Plan and 2001 FMC Stock Plan, or ADSs under the 1996 FMC Stock Plan) and bear interest at a rate equal to 5% per annum. The Employee Loans have an Euro denominated principal amount equal to the related Bonds and bear interest at the same rate. On conversion of a Bond, the employee (if a U.S. citizen or resident) will pay a conversion payment equal to the fair market value (determined as of the day following the date of grant) of the underlying ADSs or Preference Shares as the case may be. A portion of the conversion payment will be used to repay the Employee Loan, and interest on the Employee Loan will be offset by interest payable on the Bonds. Because the terms of the Employee Loan and Bond match in all respects, award recipients pay nothing and receive nothing with respect to the Bonds and the Employee Loans.

     Loan to Chief Executive Officer. Pursuant to a loan agreement dated June 7, 1999, Mr. Lipps borrowed $2 million from Fresenius Medical Care to fund the purchase of his principal residence. The principal amount bears interest at 6% per annum and is payable on demand after one month prior notice or in any event on July 1, 2004. Accrued interest is payable in July of each year, during the term of the loan.

            REPORT OF THE BOARD OF DIRECTORS REGARDING AUDIT ISSUES

     KPMG LLP ("KPMG") has been selected as the Company's independent public accountants and auditors for 2002.

     The Board of Directors has reviewed and discussed with management the Company's audited consolidated financial statements as of and for the year ended December 31, 2001. The Board of Directors has also discussed with KPMG the matters described in the Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, as promulgated by the Auditing Standards Board of the American Institute of Certified Public Accountants. The Board of Directors has received and reviewed the written disclosures and the letter from KPMG described in Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, and has discussed with KPMG their independence. Based on the reviews and discussions described herein, the Board of Directors has included the audited consolidated financial statements referred to above in the Company's Annual Report on Form 10-K for the year ended December 31, 2001 filed with the Securities and Exchange Commission.

AUDIT FEES

     The aggregate fees billed for professional services rendered for the audit and review of (1) Company's annual financial statements for the year ending December 31, 2001, and (2) the Company's financial statements included in all Forms 10-Q for 2001, were $623,000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     The Company made no payments to KPMG in 2001 for professional services relating to financial information systems design and implementation.

ALL OTHER FEES

     The aggregate fees billed in 2001 for services rendered by KPMG, other than the services described in this Information Statement under the headings "Audit Fees" and "Financial Information Systems Design and Implementation Fees" above, were $222,479. These fees relate primarily to tax consulting. The Board of Directors considers the provision of these services to be compatible with maintaining the independence of KPMG.

                                          Board of Directors

                                          Ben Lipps
                                          John Markus
                                          Jerry Schneider

                                 OTHER MATTERS

FORM 10-K

     The Company's Annual Report on Form 10-K for the year ended December 31, 2001 filed by the Company with the SEC, is being provided to you with this Information Statement. ADDITIONAL COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2001 MAY BE OBTAINED WITHOUT CHARGE BY CONTACTING THE SECRETARY OF THE COMPANY, 95 HAYDEN AVENUE, LEXINGTON, MASSACHUSETTS 02420-9192 (TELEPHONE: (781) 402-9000).

PROPOSALS FOR 2003 ANNUAL MEETING

     Any shareholder wishing to submit a proposal for inclusion in the Information Statement for the Company's Annual Meeting in 2003 (or consent action in lieu of the 2003 Annual Meeting) pursuant to the shareholder proposal rules of the SEC should submit the proposal in writing to Ronald J. Kuerbitz, Secretary and General Counsel, Fresenius Medical Care Holdings, Inc., 95 Hayden Avenue, Lexington, Massachusetts 02420-9192. The Company must receive a proposal by December 31, 2002 in order to consider it for inclusion in the Information Statement with respect to the 2003 annual meeting.

     In addition, the Company's By-laws require that shareholders give advance notice and furnish certain information to the Company in order to bring a matter of business before an annual meeting or to nominate a person for election as a director. Any communication relating to those By-law provisions should be directed to Ronald J. Kuerbitz at the above address.